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                                                                   EXHIBIT 10.24

                             MSX INTERNATIONAL, INC.

                      EXECUTIVE INCENTIVE COMPENSATION PLAN

      1.    PURPOSE.

One of the objectives of MSX International, Inc.'s ("MSXI" or the "Company") Corporate Mission is to grow the earnings and cash flow of its business at least 30% per year. The Executive Incentive Compensation Plan (the "EICP") provides financial rewards to certain key employees in business units which have plans and results that help the Company satisfy this objective. Additionally, sustaining growth in earnings is an increasing expectation of shareholders as a key measure of company performance. The EICP rewards members of business groups that can achieve year-over-year growth in EBIT.

      2.    DEFINITIONS.

      (a) AWARD OR INCENTIVE AWARD - The monetary payment that goes to plan participants. Award amounts are tied to success in meeting specific business financial objectives.

      (b) BUSINESS PLAN - The financial and operating plan of a business unit for the fiscal year, as approved by the Company's Board of Directors, which establishes the unit's commitment to income and assets employed.

      (c) BUSINESS UNIT - Typically, a sizeable unit of the organization for which profit and loss is measured. Most often a group or major sub-group.

      (d) DSO - Average accounts receivable days sales outstanding. The average of DSO each month in the fiscal year. DSO is calculated by dividing the month end accounts receivable balances (billed and unbilled) less customer deposits by the prior month(s) sales to determine the number of days sales represented by the balance.

      (e) EBIT - "Earnings Before Interest and Taxes," earnings relate to an individual business unit target after deduction for regional and local allocations for shared support services as determined by MSXI policy. Any accounting adjustments for facility, computer or other asset utilization must be approved by the Chief Financial Officer in writing in advance. Taxes in this instance refer to federal or state income taxes, Michigan single business tax and Italian IRAP. All other taxes are deducted from earnings to determine EBIT.

      (f) INCENTIVE CHART - The matrix used to equate business unit performance with individual incentive earnings.

      (g) INCENTIVE TARGET - The amount of an Award if performance is exactly equal to the target set forth in the Incentive Chart. The Incentive Target is expressed as a percent of base salary and varies depending upon position level.

      (h) PLAN YEAR - The Plan Year shall be the same as the MSXI corporate fiscal year.

      3.    PARTICIPATION.

      (a) Participants shall be such key employees of the business units as are selected by the Company's Chief Executive Officer or his designee and approved in advance by the Compensation Committee of the Company's Board of Directors (the "Compensation Committee"). Incentive Targets, expressed as a percent of base salary, are established according to job responsibilities and competitive total compensation.

      (b) Participation during a given Plan Year does not mean that participation is assured for subsequent years. Participation in any one year may also be conditioned upon other specific terms and conditions of employment.

      (c) Participants approved prior to January 1 of the Plan Year will be eligible for the Plan Year unless they transfer, change jobs, or their employment with MSXI is terminated. Additionally, management may, subject to approval by the Compensation Committee, deem a Participant ineligible during the course of the Plan Year based on unsatisfactory job performance.

      (d) Transfers between eligible positions having different Incentive Targets will result in Incentive Awards prorated to months served in each position. A Participant transferred from an eligible to a non-eligible position may receive a prorated Incentive Award if in the eligible position for at least three full-months.

      (e) A Participant must be an employee of MSXI at the time of payout to receive the Incentive Award.

      (f) Participants in the EICP are not eligible to participate in any other MSXI incentive compensation programs or commission programs.

      4. ADMINISTRATION. The EICP shall be administered by the Compensation Committee which shall have exclusive right to construe and interpret the provisions of the EICP.

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      5.    CALCULATION OF INCENTIVE AWARDS.

      (a) The Incentive Award is determined by two financial measures: (i) Business Unit achievement of planned average accounts receivable days sales outstanding (DSO) and (ii) Earnings Before Interest and Taxes
          (EBIT).

      (b) The Incentive Chart correlates those two measures in a matrix format. The values contained within the Incentive Chart are percentages of a Participant's Incentive Target. For example, at the intersection of 100% attainment of planned DSO and 100% achievement of planned EBIT, the Participant receives a full (100%) of his/her Incentive Target.

      (c) Incentive Awards shall be calculated based on each Participant's Individual Incentive Chart. If the actual EBIT and/or DSO falls between two values indicated on the Incentive Chart, then the ratio between the two points will be applied to the corresponding bonus cells to determine the actual Incentive Award.

      (d) The maximum Incentive Award payable under the EICP is 200% of Incentive Target.

      (e) No Incentive Award is earned by the Participant if the Participant's business unit actual EBIT is less than 80% of plan, or if DSO is higher than the limit set forth in a Participant's Individual Incentive Chart.

      (f) No Incentive Awards will be paid out to any participants if MSXI corporate consolidated EBIT is less than 80% of the budged EBIT ($33.4 million in fiscal year 2004).

      6.    PAYMENT OF INCENTIVE AWARDS.

      (a) Incentive Awards are paid by payroll check or direct deposit in or around March of the year following the Plan Period.

      (b) Incentive Award payouts are subject to year-end audit and board approval.

      (c) In the United States, Internal Revenue Service regulations require that a Federal Tax withholding of 25% be taken from incentive payments. In addition, normal withholdings for state and local taxes and 401(k) contributions are deducted from the Incentive Award payment. Plan participants may request that a higher federal or state withholding be taken from the incentive payment. In the case of payments being made in other countries, all applicable country and taxing authority laws, rules and regulations will be applied. All withholding elections must be made no later than February 15 preceding the payment.

      (d) The payment of the Incentive Award shall be made from the general assets of the Company, and a participant under the EICP shall have no greater rights to payment than other general creditors of the Company. There shall be no separate trust for the payment of Incentive Awards.

      (e) A participant must be an employee of the Company at the time of payout to receive the Incentive Award. A participant whose employment with the Company terminates prior to the payout date forfeits all rights to payment. If a participant dies or terminates employment due to disability (as defined under Section 22(e) of the Internal Revenue Code of 1986, the participant (or the participant's heirs by will or under the laws of descent and distribution as applicable) shall be entitled to any earned but unpaid Incentive Award.

      (f) An Incentive Award or the right to payment from an Incentive Award under the EICP shall not be assignable or transferable by a participant except by will or the laws of descent and distribution. During the lifetime of the participant, only the participant may receive payment of the Incentive Award. No transfer of the Incentive Award shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will or such evidence as the Company may deem necessary to establish the validity of the transfer.

      7. AMENDMENT AND TERMINATION. The EICP may be amended or terminated by the Company at any time.

      8.    EMPLOYER AND EMPLOYEE RIGHTS.

      (a) The language used in this EICP is not intended to create, nor is it to be construed as, a contract of employment between the Company and any EICP participant. The Company retains all of its rights to change the terms and conditions of employees' employment and to discipline or discharge employees who participate in the EICP.

      (b) The language used in this EICP does not create any right with respect to shares of common stock of the Company.

      (c) The language used in this EICP does not create any entitlement to participation in any other Company incentive compensation program or commission plan.

      (d) Employees who participate in the EICP retain their right to terminate employment at any time and for any reason, and the Company retains a reciprocal right.

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      9.    GOVERNING LAW. The EICP is not intended to constitute a qualified retirement plan under Section 401(a) of the Internal Revenue Code of 1986, as amended, nor is it intended to constitute a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended. The EICP shall be construed in accordance with the laws of the State of Michigan.

            IN WITNESS HEREOF, this Executive Incentive Compensation Plan has been executed on April 22, 2004.

                                        MSX INTERNATIONAL, INC.

                                        By:  /s/ Frederick K. Minturn
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                                        Its: EVP
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